                                                               EXHIBIT (h)(2)(i)

                               AMENDED SCHEDULE A

                               WITH RESPECT TO THE

                        AMENDED ADMINISTRATION AGREEMENT

                                     BETWEEN

                               USLICO SERIES FUND

                                       AND

                             ING FUNDS SERVICES, LLC
                         (FORMERLY PILGRIM GROUP, INC.)

            FUNDS                                    ANNUAL ADMINISTRATIVE FEE
            -----                                    -------------------------
                                            (as percentage of average daily net assets)
The Asset Allocation Portfolio                                 0.10%
The Bond Portfolio                                             0.10%
The Money Market Portfolio                                     0.10%
The Stock Portfolio                                            0.10%